Exhibit 5.29

Global Crossing Limited

Wessex House

45 Reid Street

Hamilton HM12

Bermuda

VISCHER AG

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 44 254 34 00

Fax +41 44 254 34 10

June 18, 2010

Re:	Registration Statement on Form S-4 (File No. 333-167635)
$750,000,000 aggregate principal amount of 12% Senior Secured Notes due 2015

Ladies and Gentlemen:

We have acted as special Swiss counsel for Global Crossing Limited (the “Issuer”) and the Issuer’s direct and indirect subsidiary domiciled in Switzerland and identified on Annex I attached hereto (the “Swiss Guarantor”) in connection with the filing of the Registration Statement on Form S-4 originally filed on June 18, 2010 under Registration Number 333-167635 by the Issuer and its co-registrants listed therein (collectively, the “Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended, as the same may be amended from time to time (the “Registration Statement”) relating to the proposed issuance of (a) $750,000,000 in aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2015 (the “New Notes”) and (b) the guarantees of the New Notes by the Guarantors pursuant to Article 11 of the Indenture referred to below (collectively, the “Guarantees”). The New Notes are to be issued and guaranteed pursuant to the terms of the Indenture filed as Exhibit 4.22 to the Registration Statement (the “Indenture”) among the Issuer, the Guarantors and Wilmington Trust FSB, as trustee. Upon the Registration Statement becoming effective under the Securities Act, the Issuer and the Guarantors will offer to exchange up to $750,000,000 in aggregate principal amount of New Notes and the related Guarantees for any and all of the Issuer’s outstanding 12% Senior Secured Notes due 2015 and the guarantees thereof by the Guarantors.

Capitalized terms used herein shall have the meaning attributed to them in the Documents (as defined below) unless otherwise defined herein.

June 18, 2010

VISCHER

For the purpose of giving this opinion (the “Opinion”) we have only examined and relied upon the following documents (collectively the “Documents”):

a.	the Indenture, including the guarantee set forth therein;

b.	the Registration Statement;

c.	a copy of the articles of incorporation of the Swiss Guarantor in their current version of June 21, 2007 certified by the commercial registry of the Canton of Zurich as of June 15, 2010;

d.	a copy of the organizational regulations of the Swiss Guarantor dated August 10, 2006;

e.	a certified excerpt from the commercial registry of the Canton of Zurich relating to the Swiss Guarantor dated June 15, 2010;

f.	a copy of the resolutions of the board of directors of the Swiss Guarantor dated September 22, 2009; and

g.	a copy of the resolutions of the extraordinary shareholders’ meeting of the Swiss Guarantor dated September 22, 2009.

Accordingly, this Opinion is confined to the Documents and their legal implications on the Swiss Guarantor under Swiss law.

In making our examination of the Documents we have assumed the authenticity of all documents submitted to us as originals, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Swiss Guarantor), the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates and that the resolutions referred to under items f and g above have not been amended or rescinded and are in full force and effect.

In rendering our Opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Swiss Guarantor and assumed that they and the Documents are true, accurate, complete and up-to-date. With regard to the commercial registry excerpt we have assumed that all information capable of recording has been recorded.

Furthermore, we have assumed that:

(i)	no bankruptcy, reorganization, liquidation or similar proceedings is or are pending or were initiated against the Swiss Guarantor;

June 18, 2010

VISCHER

(ii)	no litigation, administrative or other proceeding of or before any non-Swiss governmental authority is pending against the Swiss Guarantor;

(iii)	the Swiss Guarantor has not passed a voluntary winding-up resolution, no petition has been presented or order been made by a court for the winding-up, dissolution, composition or administration of the Swiss Guarantor;

(iv)	no liquidator, receiver, trustee, administrator or similar officer has been appointed in relation to the Swiss Guarantor or any of its assets or revenues; and

(v)	the Swiss Guarantor is, immediately prior to the closing of the transactions contemplated in the Indenture and the Registration Statement, solvent and does not suffer a loss of capital or over-indebtedness.

We have examined the laws of Switzerland as currently applied by Swiss courts and as far as in our judgment was necessary for the purpose of this Opinion. We do not purport to be qualified to express an opinion, and we express no opinion in this letter, as to the laws of any jurisdiction other than Switzerland.

Based upon and subject to the assumptions set out herein and having regard to such legal considerations as we have deemed relevant, we are of the opinion that:

1.	The Swiss Guarantor is duly organized and validly existing under the laws of Switzerland and has the corporate power and authority to execute, deliver and perform the Indenture, including the Guarantees of the New Notes by the Swiss Guarantor contained therein.

2.	The Swiss Guarantor has all requisite corporate or other statutory power and authority to duly execute, deliver and perform its obligations under the Indenture.

3.	The execution, delivery and performance of the Indenture, including the Guarantees set forth therein, by the Swiss Guarantor have been duly authorized by all necessary corporate action of such Swiss Guarantor.

4.	The Swiss Guarantor has duly executed and delivered the Indenture.

The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred.

June 18, 2010

VISCHER

The above opinion is subject to the following qualifications:

A.	If and to the extent the Swiss Guarantor grants a guarantee, security interest, indemnity or other obligation under the Indenture for obligations other than its own obligations or other than obligations of one of its subsidiaries (i.e. obligations of its (direct or indirect) parent company (up-stream guarantee/security) or its sisters companies (cross-stream guarantee/security)) the effect of such obligation (such as the Note Guarantee by the Swiss Guarantor under the Indenture) may be limited under Swiss law due to (i) the general limitations for a Swiss company to assume liability for other parties under the ultra vires doctrine, and (ii) the mandatory provisions under Swiss corporate law generally protecting the share capital, the general legal reserves and the shareholders’ equity of the Swiss Guarantor (collectively the “Limitations”). Due to the lack of precedent cases in this area of Swiss corporate law, it is uncertain whether (x) the object clause of the articles of incorporation of the Swiss Guarantor, (y) the shareholders’ approval of the Indenture, and (z) the limitation language regarding the Swiss Guarantor as set forth in the Indenture will be sufficient to make the undertakings of the Swiss Guarantor compliant with the Limitations.

B.	To the extent that a guarantee, security interest, indemnity or other obligation is granted for the obligations of a direct or indirect shareholder or another affiliate of the Swiss Guarantor, the grant of such obligation and any such payment may be construed as a dividend payment and require that the procedural and other prerequisites of Swiss corporate law for the payment of dividends are complied with at the time such dividend payment is deemed to occur. The payment of a dividend by a Swiss company requires a shareholders resolution passed on the basis of financial statements which certify sufficient balance sheet profits available for distribution.

We have rendered this Opinion as of the date hereof and we assume no obligation to advise you of changes that are made or brought to our attention hereafter. This Opinion is for your benefit and may also be relied upon by your special counsel, Latham & Watkins LLP, in connection with the filing of the Registration Statement and its opinion with respect to the validity of the securities being registered thereunder. It may not (in full or in part) be used, copied, circulated or relied upon by any other party for any purpose without our prior written consent. We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained under the caption “Legal Matters”. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act 1933 or the rules and regulations of the Commission promulgated thereunder.

In this Opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This Opinion may, therefore, only be relied upon subject to the reservation

June 18, 2010

VISCHER

that this Opinion is governed by and shall be construed in accordance with Swiss law. All disputes arising out of or in connection with this Opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland.

Very truly yours,

VISCHER AG

/s/ Dr. Adrian Dörig
Dr. Adrian Dörig

June 18, 2010

VISCHER

Annex I

Name	Identification number
Global Crossing PEC Switzerland AG	CH-660.1.671.000-7